Exhibit 99.1

Intelligent Protection Management Corp. Reports Fourth Quarter and Full Year 2025 Financial Results

Net Loss improved by 89% in Q4 compared to prior year period, reports Positive Adjusted EBITDA1 for Q4;

Cash flow positive from operations for the full year and fourth quarter of 2025

JERICHO, NY / ACCESS Newswire / March 17, 2026 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced its financial results for the three months and year ended December 31, 2025.

Management Discussion

Jason Katz, Chairman and Chief Executive Officer of IPM, said, ” We completed our first year of operations following the acquisition of Newtek Technology Solutions. During 2025, we made significant progress in a number of key areas, including revenue growth, expense optimization and risk management. In the fourth quarter, revenue in our core business, Managed information technology revenue (excluding web hosting), increased sequentially by 7%, net loss declined by 42%, and Adjusted EBITDA1 was positive. Cash flow from operations was positive for both the quarter and the full year, and as of December 31, 2025, we had cash and cash equivalents totaling $8.4 million and no long-term debt.”

Mr. Katz concluded, “We are pleased with the results of our first full year operating as a managed technology solutions provider. We believe we have important differentiators that set us apart from our industry competitors and have significant competitive advantages over our peers in highly regulated vertical markets, including legal, healthcare, finance and banking markets. We provide our customers with a high-touch experience with dedicated technology managers as a single point of contact, as opposed to the majority of competitors in our industry. We do not utilize voice response, telephonic menus or transferal of off service calls to agents in call centers in foreign countries. Our clients speak directly to their IPM account team members who understand our clients’ needs and goals. This is an important IPM customer service advantage that fuels our superior customer retention. We look forward to the opportunities ahead in 2026 as we execute on our plan to grow revenue both organically and through potential acquisitions, while optimizing expenses.”

Financial Highlights: Q4 2025 and the Year Ended December 31, 2025

	Three Months Ended December, 31 (unaudited)		Change
	2025	2024	$	%
Total revenues	$6,133,803	$279,879	5,853,924	2091.6%
Operating loss from continuing operations	(819,791)	(1,578,115)	758,324	48.1%
Net loss from continuing operations	(631,968)	(1,422,089)	790,121	55.6%
Net loss	$(631,968)	$(5,490,501)	4,858,533	88.5%
Net cash provided by (used in) operating activities – continuing operations	$87,582	$(251,251)	338,833	134.9%
Adjusted EBITDA (a non-GAAP measure) [1]	$4,630	$(1,548,947)	1,553,577	100.3%

	Year Ended December 31,		Change
	2025	2024	$	%
Total revenues	$23,612,459	$1,098,280	22,514,179	2049.9%
Operating loss from continuing operations	(4,719,179)	(5,121,549)	402,370	7.9%
Net loss from continuing operations	(1,956,536)	(4,268,675)	2,312,139	54.2%
Net loss	$(1,956,536)	$(8,426,209)	6,469,673	76.8%
Net cash provided by (used in) operating activities – continuing operations	$1,076,724	$(2,661,653)	3,738,377	140.5%
Adjusted EBITDA (a non-GAAP measure) [1]	$(1,116,037)	$(4,431,852)	3,315,815	74.8%

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

As previously disclosed, on January 2, 2025, the Company completed its acquisition of Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. and the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. (together, the “Transactions”). Following the Transactions, the Company’s business is focused on cybersecurity and cloud infrastructure.

For the purposes of this earnings release and the financial information provided herein, revenue and income from operations for the three months and year ended December 31, 2025 primarily reflect the operations acquired from NTS, while assets and liabilities related to the Transferred Assets are presented as held for sale/discontinued operations, and the results of operations related to the Transferred Assets are presented as discontinued operations.

For the three months ended December 31, 2025, revenue totaled $6.1 million. On a sequential basis, total revenue decreased 1.7% from the third quarter of 2025. Revenue for the full year ended December 31, 2025 totaled $23.6 million. Total revenue by revenue component for the fourth quarter and year ended December 31, 2025 were as follows:

o	Managed information technology revenue was $3.9 million and $14.8 million, respectively.
o	Procurement revenue was $1.5 million and $5.4 million, respectively.
o	Professional services revenue was $0.4 million and $2.3 million, respectively.
o	Subscription revenue was $0.3 million and $1.1 million, respectively.

●	Operating loss from continuing operations for the three months ended December 31, 2025 totaled $0.8 million. Operating loss from continuing operations for the full year ended December 31, 2025 totaled $4.7 million.

●	Net loss for the three months ended December 31, 2025 totaled $0.6 million. Net loss for the full year ended December 31, 2025 totaled $2.0 million. We recorded an income tax benefit during the first quarter of 2025 of approximately $2.1 million in connection with our acquisition of NTS and the divestiture of our “Paltalk”, “Camfrog” and “Vumber” applications.

●	Adjusted EBITDA[1] for the three months ended December 31, 2025 was positive $5.0 thousand. Adjusted EBITDA for the full year ended December 31, 2025 was negative $1.1 million.

●	As of December 31, 2025, we had no long-term debt, and cash and cash equivalents totaled $8.4 million (including $1.0 million of restricted cash).

●	Cash provided by continuing operations for the full year ended December 31, 2025 was $1.1 million.

●	We reported deferred revenue of $3.9 million for full year 2025, which will be recognized as revenue in future quarters as products and/or services are installed.

●	We had more than 10,000 devices under management at December 31, 2025, representing the number of endpoints, servers and network devices that are outsourced to us under managed services agreements.

Recent developments include:

●	Executed an extension of our existing Phoenix data center license agreement with an industry-leading provider through August 31, 2032. The extension reinforces a long-standing strategic relationship and supports our continued focus on scalable, secure, and highly reliable digital infrastructure.

●	Achieved SOC Type 1 Compliance, a key milestone in our ongoing commitment to safeguarding customer data and delivering trusted cybersecurity and cloud infrastructure solutions.

●	Engaged with partners to enhance our Managed IT Security Services, Secure Private Cloud Hosting, and Professional Services with artificial intelligence features and data readiness benefits that we believe help customers achieve faster operational results, smarter strategic decisions and better business outcomes.

Conference Call Access

The Company will conduct a conference call for all interested parties on Tuesday, March 17, 2026, at 4:30 p.m. Eastern Time to discuss its financial results and address stockholder questions submitted in advance of the conference call.

To participate in this call, please dial (888) 506-0062, or (973) 528-0011 access code: 670919 or listen via a live webcast, which is available in the Investors section of the Company’s website at https://investors.ipm.com/ or https://www.webcaster5.com/Webcast/Page/2856/53606.

A replay of the call will be available by visiting https://investors.ipm.com/ for the next 90 days or by calling (877) 481-4010 or (919) 882-2331, replay access code 53606 through Tuesday, March 31, 2026.

If you would like to submit a question, please send an email with your question to IPM@lythampartners.com prior to the call. IPM will do its best to answer all appropriate questions.

About IPM

Intelligent Protection Management Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release may include, but are not limited to, the Company’s expectations of future plans, priorities and focus; the Company’s expectations regarding its procurement, professional services and subscriptions businesses contributing to the Company’s overall results; the Company’s potential growth opportunities; the Company’s plans, objectives, strategies, expectations, and intentions; and other statements that are not statements of historical fact. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data center licenses; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

Joe Dorame, Roger Weiss
Lytham Partners, LLC
602-889-9680
E: ipm@lythampartners.com

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$5,597,014	$10,588,534
Cash and cash equivalent (on deposit with related party)	1,801,300	--
Cash and cash equivalents – restricted cash (on deposit with related party)	1,035,747	--
Accounts receivable, net of allowance of $100,000	1,599,725	--
Due from related party	75,601	--
Prepaid expense and other current assets	1,363,574	462,422
Employee retention tax credit receivable, net	--	114,212
Assets held for sale - current	--	72,925
Total current assets	11,472,961	11,238,093
Property and equipment, net	550,628	--
Intangible assets, net	7,718,836	1,882,781
Goodwill	4,555,208	--
Assets held for sale - noncurrent	--	2,663,229
Operating lease right-of-use assets, net	1,140,196	74,490
Other assets	602,688	13,937
Total assets	$26,040,517	$15,872,530

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,604,898	380,298
Accrued expenses and other current liabilities	1,031,733	509,759
Due to related party	46,450	--
Operating lease liabilities, current portion	756,590	74,490
Deferred subscription revenue	3,878,114	555,039
Liabilities held for sale - current	--	2,024,237
Total current liabilities	7,317,785	3,543,823
Operating lease liabilities, non-current portion	387,906	--
Deferred tax liability	148,898	429,045
Total liabilities	7,854,589	3,972,868

Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 and 0 shares outstanding as of December 31, 2025 and 2024, respectively	4,000	--
Common stock, $0.001 par value, 50,000,000 shares authorized, 9,878,950 shares issued and 9,085,729 and 9,236,987 shares outstanding as of December 31, 2025 and 2024, respectively	9,879	9,879
Treasury stock, 793,221 and 641,963 shares repurchased as of December 31, 2025 and 2024, respectively	(1,500,385)	(1,199,337)
Additional paid-in capital	44,939,747	36,399,897
Accumulated deficit	(25,267,313)	(23,310,777)
Total stockholders’ equity	18,185,928	11,899,662
Total liabilities and stockholders’ equity	$26,040,517	15,872,530

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2025	2024
Revenue
Managed information technology revenue, includes $7,309,250 and $0 of related party revenue for the year ended December 31, 2025 and 2024, respectively	14,813,411	--
Procurement revenue, includes $117,787 and $0 of related party revenue for the year ended December 31, 2025 and 2024, respectively	5,389,906	--
Professional services revenue, includes $182,513 and $0 of related party revenue for the year ended December 31, 2025 and 2024, respectively	2,305,787	--
Subscription revenue	1,103,355	1,098,280
Total revenue	23,612,459	1,098,280
Costs and expenses, exclusive of depreciation and amortization shown separately below
Costs of revenue	11,272,929	262,888
Sales, marketing and product development expense (includes $344,365 in 2025 of related party expense)	3,253,890	277,244
General and administrative expense	10,545,528	4,858,001
Depreciation and amortization	2,541,511	821,696
Litigation expenses relating to the Cisco ManyCam Litigation	717,780	--
Total costs and expenses	28,331,638	6,219,829
Operating loss from continuing operations	(4,719,179)	(5,121,549)
Interest income, net	340,831	569,016
Other income, net	95,013	146,269
Loss from continuing operations before income tax benefit	(4,283,335)	(4,406,264)
Income tax benefit	2,326,799	137,589
Net loss from continuing operations	(1,956,536)	(4,268,675)
Loss from discontinued operations, net of income tax expense of $24,357	--	(4,157,534)
Net loss	$(1,956,536)	$(8,426,209)

Net loss per share of common stock:
Basic – continuing operations	$(0.15)	$(0.48)
Diluted – continuing operations	$(0.15)	$(0.48)

Basic – discontinued operations	$--	$(0.43)
Diluted – discontinued operations	$--	$(0.43)

Basic and diluted	$(0.15)	$(0.91)
Weighted average number of shares of Series A Preferred Stock used in calculating net loss per share of Series A Preferred Stock, basic and diluted	3,989,041	--
Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock, basic and diluted	9,157,745	9,227,197
Basic and diluted net loss per share of Series A Preferred Stock, basic and diluted	(0.15)	--
Basic and diluted net loss per share of Common Stock, basic and diluted	(0.15)	(0.48)

Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock:
Basic and diluted	13,146,786	9,227,197

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,956,536)	$(8,426,209)
Net loss from discontinued operations	--	4,157,534
Net loss from continuing operations	$(1,956,536)	$(4,268,675)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Amortization of intangible assets	2,073,945	821,696
Amortization of operating lease right-of-use assets	415,661	83,700
Depreciation of property and equipment	467,567	--
Income tax liability	(2,329,547)	(71,764)
Deferred tax liability	--	(137,589)
Stock-based compensation	343,850	151,412
Allowance for credit losses	3,436	--
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	2,186,799	--
Operating lease liability	(411,361)	(83,700)
Employee retention tax credit receivable, net	114,212	--
Prepaid expense and other current assets	(466,344)	95,343
Other assets	(588,751)
Accounts payable, accrued expenses and other current liabilities, related party	1,350,718	737,327
Deferred subscription revenue	(126,925)	10,597
Net cash provided by (used in) operating activities – continuing operations	1,076,724	(2,661,653)

Net cash used in operating activities –discontinued operations	--	(357,634)

Net cash provided by (used in) operating activities	1,076,724	(3,019,287)

Cash flows from investing activities:
Cash paid for acquisition of NTS	(4,000,000)	--
Purchases of fixed assets	(280,149)	--
Net cash used in investing activities	(4,280,149)	--
Cash flows from financing activities:
Proceeds from sale of Transferred Assets	1,350,000	--
Purchase of treasury stock	(301,048)	--
Proceeds from exercise of employee stock options	--	39,772
Net cash provided by financing activities	1,048,952	39,772
Net decrease in cash and cash equivalents	(2,154,473)	(2,979,515)
Balance of cash and cash equivalents at beginning of year	10,588,534	13,568,049
Balance of cash and cash equivalents and restricted cash and cash equivalents at end of year	$8,434,061	$10,588,534
Cash and cash equivalents	$5,597,014	$10,588,534
Cash and cash equivalents (on deposit with related party)	$1,801,300	--
Cash and cash equivalents - restricted cash (on deposit with related party)	$1,035,747	--
Balance of cash and cash equivalents at end of year	$8,434,061	$10,588,534
Supplemental non-cash disclosure:
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$8,200,000

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense, net loss from discontinued operations, impairment loss in connection with the Divestiture and litigation expenses relating to the Cisco ManyCam Litigation (as defined below). Prior to the fiscal quarter ended September 30, 2025, the Company did not exclude litigation expenses related to the Cisco ManyCam Litigation in calculating Adjusted EBTIDA as they were not material. However, after reevaluation, the Company has determined that presenting Adjusted EBITDA without excluding such costs provides less valuable information about the Company’s core operations. As a result, beginning with the fiscal quarter ended September 30, 2025, litigation expenses related to the Cisco ManyCam Litigation are now excluded from the calculation of Adjusted EBITDA. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; the potentially dilutive impact of stock-based compensation; the provision for income taxes; litigation expenses incurred in connection with our patent defense against Cisco Systems, Inc. and Cisco Technology, Inc. (the “Cisco ManyCam Litigation”); and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(631,968)	$(1,422,089)	$(1,956,536)	$(4,268,675)
Net loss from discontinued operations	--	(4,068,412)	--	(4,157,534)
Interest income, net	(67,655)	(115,284)	(340,831)	(569,016)
Income tax expense, discontinued operations	--	15,586	--	24,357
Income tax benefit	(88,905)	(40,742)	(2,326,799)	(137,589)
Other income, net	(31,263)	-	(95,013)	(146,269)
Litigation expenses relating to the Cisco ManyCam Litigation	210,599	-	717,780	--
Depreciation and amortization expense	559,277	204,946	2,541,512	821,696
Impairment loss in connection with Divestiture	--	3,849,766	--	3,849,766
Stock-based compensation expense	54,545	27,282	343,850	151,412
Adjusted EBITDA	$4,630	$(1,548,947)	$(1,116,037)	$(4,431,852)